                                                                   EXHIBIT 10.68
                  AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENTS


     THIS AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENTS (this "Amendment"), by and among Western Gas Resources, Inc., a Delaware corporation, each of the Guarantors listed on Attachment 1 attached hereto and incorporated herein by reference and each of the Purchasers listed on Attachment 1 attached hereto and incorporated herein by reference, dated as of August 31, 1994.


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, prior hereto, the Company and the Guarantors have entered into those certain Note Purchase Agreements dated as of April 30, 1993, as amended by that certain Amendment No. 1 dated August 31, 1993, with each of the Purchasers (as amended, the "Note Purchase Agreements"), pursuant to which the Company sold its 7.65% Senior Notes due April 30, 2003 to the Purchasers;

     WHEREAS, the Company and the Guarantors have requested that certain sections of the Note Purchase Agreements be amended; and

     WHEREAS, the Required Holders (as that term is defined in the Note Purchase Agreements) have agreed to amend the Note Purchase Agreements, as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:


     Section 1.   Defined Terms.  Unless otherwise defined herein, the terms
                  -------------
used herein shall be as defined in the Note Purchase Agreements.


     Section 2.  Amendment Relating to Securitization of Receivables.   (a)
                 ---------------------------------------------------
Section 7.4(b) of each Note Purchase Agreement is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

     "(B) SALE OF ASSETS. The Company will not at any time, and will not at any time permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of assets, except (1) sales of inventory and sales or other dispositions of obsolete or worn-out equipment or delinquent receivables, in each case in the ordinary course of business, (2) sales, leases, transfers or other dispositions to the Company or a Wholly-Owned Restricted Subsidiary, (3) sales permitted by
Section 7.4(a) hereof, (4)
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in any year, sales or other dispositions of Surplus Equipment having an aggregate book value of less than Two Million Dollars ($2,000,000.00), (5) the Panhandle Transaction and (6) sales of receivables pursuant to Section 7.15 hereof (all sales, leases, transfers and other dispositions referred to in the foregoing clauses (1) through (6) are hereinafter referred to as "Excluded Transfers"); provided that the foregoing restriction shall not apply to the sale of an asset for a cash consideration to any Person other than an Affiliate if all of the following conditions are met:

          (i) the book value of such asset and the aggregate book value of each other asset sold (other than in Excluded Transfers) during the period of three hundred sixty-five (365) consecutive days immediately preceding the consummation of such sale does not exceed fifteen percent (15%) of Consolidated Net Tangible Capitalization measured as of the end of the fiscal quarter of the Company immediately preceding such sale;

          (ii) in the good faith opinion of the Board of Directors (or management of the Company if the Board of Directors has authorized management to make such determination, either generally or in the specific instance), the sale is for Fair Market Value and is in the best interests of the Company; and

          (iii) immediately after the consummation of such sale, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision of this Agreement.

     For the purpose of determining the book value of assets constituting Restricted Subsidiary Stock being sold as provided in clause (i) above, such book value shall be deemed to be the net book value of the Restricted Subsidiary which shall have issued such Restricted Subsidiary Stock."

(b) The following provision shall be added to Section 7.5(a) of each Note Purchase Agreement as an additional excepted lien:


     "(xi) Liens securing sales or transfers of receivables permitted pursuant to Section 7.15 hereof."


(c) Section 7.15 of each Note Purchase Agreement is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

     "Notwithstanding anything else contained in this Note Purchase Agreement to the contrary, the Company shall be permitted to sell, transfer or otherwise dispose of, at not less than face value, on a revolving basis, an undivided interest in a pool of the Company's accounts receivable to a special-purpose entity whose commercial paper is

                                       2
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rated at least A-1+/P-1 at the time of such sale, in an amount not to exceed, at any time, Seventy Five Million Dollars ($75,000,000), plus an amount not to exceed ten percent (10%) of the amount sold or transferred for the purpose of providing the purchaser with over-collateralization. In connection with such sales, the Company may grant the purchaser a security interest in such receivables (including receivables transferred to provide the purchaser with over-collateralization) and the proceeds therefrom."


     Section 3.  Amendments Relating to Fixed Charge Coverage.  (a)  Section
                 --------------------------------------------
7.11 of each Note Purchase Agreement is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

     "7.11 Fixed Charge Coverage

     As at the end of each fiscal quarter of the Company, the ratio of Income Available for Fixed Charges to Fixed Charges for the period of four consecutive fiscal quarters of the Company then most recently ended, shall be not less than
3.25 for the period commencing August 31, 1994 and ending September 30, 1995, and shall thereafter be no less than 3.75."

(b) The definition of the term "Income Available for Fixed Charges" set forth in Section 11.1 of each Note Purchase Agreement is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

     "Income Available for Fixed Charges - for any period shall mean Consolidated Adjusted Net Income for such period plus income taxes (to the extent deducted in computing Consolidated Adjusted Net Income for such period), interest, depreciation and amortization."


     Section 4.  Effectiveness.  This Amendment shall be effective as September
                 -------------
2, 1994;  provided, however,  that its effectiveness is conditioned upon: (i)
          --------  -------
the Company having entered into that certain First Restated Loan Agreement (Revolver), dated as of September 2, 1994, between the Company and NationsBank of Texas, N.A. ("NationsBank"), that certain Second Amendment to Third Restated Loan Agreement (Term), dated as of September 2, 1994, by and among the Company, NationsBank, as Agent and Certain Banks as Lenders and that certain Letter Amendment No. 2 to Amended and Restated Master Shelf between the Company and The Prudential Insurance Company of America; and (ii) such agreements containing covenants regarding the fixed charge coverage comparable to those set forth in this Amendment.

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

     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this August 31, 1994.


WESTERN GAS RESOURCES, INC.


By: ____________________________________________
    William J. Krysiak,
      Vice President-Controller


MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
WESTERN GAS RESOURCES-OKLAHOMA, INC.
WESTERN GAS RESOURCES STORAGE, INC.
WESTERN GAS RESOURCES-TEXAS, INC.


By: ____________________________________________
    William J. Krysiak,
     Vice President-Controller


CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

BY: CIGNA Investments, Inc.


     By:_____________________________________________


CIGNA PROPERTY AND CASUALTY
INSURANCE COMPANY

BY: CIGNA Investments, Inc.


     By:_____________________________________________

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY,
on behalf of one or more separate accounts

BY: CIGNA Investments, Inc.


     By:_____________________________________________



INSURANCE COMPANY OF NORTH AMERICA

BY: CIGNA Investments, Inc.


     By:_____________________________________________

                               ATTACHMENT 1  TO
                              AMENDMENT NO. 2 TO
                           NOTE PURCHASE AGREEMENTS
                           ------------------------



A.  THE GUARANTORS.

MGTC, Inc.

MIGC, Inc.

Mountain Gas Resources, Inc.

Western Gas Resources-Oklahoma, Inc.

Western Gas Resources Storage, Inc.

Western Gas Resources-Texas, Inc.



B.  THE PURCHASERS.

Connecticut General Life Insurance Company

Cigna Property and Casualty Insurance Company

Connecticut General Life Insurance Company

Insurance Company of North America

Life Insurance Company of North America

The Canada Life Assurance Company

Canada Life Insurance Company of America

Canada Life Insurance Company of New York

The Franklin Life Insurance Company

Royal Maccabees Life Insurance Company